SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A
                AMENDMENT TO APPLICATION OR REPORT
   Filed pursuant to Section 12, 13, or 15(d) of the Securities
                       Exchange Act of 1934

                    CHAMPION ENTERPRISES, INC.
        (Exact name of registrant as specified in charter)

  2701 University Drive, Suite 320, Auburn Hills, Michigan 48326
      (Address of principal executive offices)    (Zip Code)

                         AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated April 26, 1996 as set forth in the pages attached hereto:

     Item 7.  Financial Statements and Exhibits.

          (a) Financial Statements of Businesses Acquired
          (b) Pro Forma Financial Information

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CHAMPION ENTERPRISES, INC.
                                     (Registrant)

                              By /s/A. JACQUELINE DOUT
                              --------------------------------
                                     (Signature)
                                   A. Jacqueline Dout
                                   Executive Vice President
                                   and Chief Financial Officer
July 9, 1996



Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired

          Filed with this Report are the following audited financial statements of Homes of Legend, Inc. (Legend):

          (1)  Audited Balance Sheets as of April 26, 1996 and
               April 28, 1995; and

          (2) Audited Statements of Income, Shareholders' Equity and Cash Flows for the years ended April 26, 1996 and April 28, 1995.


          Filed with this Report are the following audited financial statements of Legend Realty, Inc. (Realty):

          (1)  Audited Balance Sheet as of April 25, 1996; and

          (2) Audited Statements of Income, Shareholders' Equity and Cash Flows for the year ended April 25, 1996.


     (b)  Pro Forma Financial Information

          Filed with this report are the following unaudited pro forma financial statements of the registrant:

          (1)  Pro Forma Consolidated Balance Sheet as of March
               30, 1996;

          (2) Pro Forma Consolidated Statement of Income for the year ended December 30, 1995; and

          (3)  Pro Forma Consolidated Statement of Income for the
               13 weeks ended March 30, 1996.

                      HOMES OF LEGEND, INC.
                          Boaz, Alabama



                   AUDITED FINANCIAL STATEMENTS

                April 26, 1996 and April 28, 1995




                McGRIFF, DOWDY & ASSOCIATES, P.C.
                   Certified Public Accountants
                       Albertville, Alabama

                             CONTENTS



                                                         PAGE

INDEPENDENT AUDITORS' REPORT                               1

BALANCE SHEETS                                            2-3

STATEMENTS OF INCOME                                       4

STATEMENTS OF CASH FLOWS                                   5

STATEMENTS OF STOCKHOLDERS' EQUITY                         6

NOTES TO FINANCIAL STATEMENTS                             7-14

McGriff, Dowdy & Associates, P.C.
Certified Public Accountants
203 South Hambrick Street
P.O. Box 1188
Albertville, Alabama 35950
(205)878-5548
Fax (205)878-8474



Board of Directors and Stockholders
Homes of Legend, Inc.
Boaz, Alabama


                   INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of Homes of Legend, Inc., as of April 26, 1996 and April 28, 1995, and the related statements of income, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homes of Legend, Inc., as of April 26, 1996 and April 28, 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ McGriff, Dowdy & Associates, P.C.

June 21, 1996

BALANCE SHEETS
HOMES OF LEGEND, INC.
APRIL 26, 1996 AND APRIL 28, 1995


             ASSETS                 1996             1995
                                ------------    ------------
CURRENT ASSETS
  Cash                          $  1,564,347    $  1,896,146
  Savings Accounts                 1,865,540         863,541
                                ------------    ------------
                                   3,429,887       2,759,687

  Accounts Receivable              5,572,604       3,282,707
  Other Receivables                  248,091         134,892
  Certificates of Deposit            158,620         100,937
  Inventories
    Materials and Supplies         1,825,812       1,388,275
    Work-in-Process                  212,016         125,388
  Prepaid Expenses                   254,565         131,933
  Short-Term Note Receivable-
    Related Party                    440,363               -
  Current Maturity of Note
    Receivable-Related Party           8,904           8,853
  Current Maturity of Note
    Receivable-Other                   9,612           8,875
  Deferred Tax Assets                479,576         169,143
                                 -----------     -----------
                                  12,640,050       8,110,690
                                 -----------     -----------
PROPERTY AND EQUIPMENT
  Land                                 5,000               -
  Leasehold Improvements             283,314         262,777
  Machinery and Equipment            879,425         624,743
  Trucks and Automobiles             197,528         104,492
  Office Furniture and Equipment      87,576          76,289
                                 -----------     -----------
                                   1,452,843       1,068,301
  Less Accumulated Depreciation
    and Amortization                 280,896         126,997
                                 -----------     -----------
                                   1,171,947         941,304
                                 -----------     -----------
OTHER ASSETS
  Organization Costs, Net of
    Accumulated Amortization of
    $70,790 in 1996 and
    $53,092 in 1995                   17,696          35,394
  Deposits                            21,595          21,495
  Note Receivable-Related Party,
    Net of Current Maturities        170,511         179,994
  Note Receivable-Other, Net
    of Current Maturities             26,653          36,265
  Other Assets                             -          21,711
                                ------------     -----------
                                     236,455         294,859
                                ------------     -----------
     TOTAL ASSETS                $14,048,452     $ 9,346,853
                                ============     ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY                  1996           1995
                                 -----------     -----------

CURRENT LIABILITIES
  Current Maturities of Long-Term
    Note Payable                 $    19,874     $    18,159
  Current Maturities of
    Capitalized Lease Obligations     35,177          47,074
  Accounts Payable                 3,535,612       2,587,859
  Corporate Income Taxes Payable     169,760         545,755
  Payroll Taxes Payable              231,476         142,405
  Accrued Salaries and Wages         327,908         251,204
  Accrued Bonuses                  1,067,830         947,875
  Accrued Volume Incentive         1,069,829         601,615
  Accrued Warranty Expense         1,000,000         334,759
  Accrued Sales Commissions           73,835          47,244
  Accrued Charitable Contributions         -          50,000
  Accrued Environmental Liability    100,000               -
  Other Accrued Expenses             285,206         360,323
                                  ----------     -----------
                                   7,916,507       5,934,272
                                  ----------     -----------
LONG-TERM DEBT AND OTHER LIABILITIES
  Note Payable, Less Current
    Maturities                             -          19,874
  Capitalized Lease Obligations,
    Less Current Maturities           21,233          53,891
  Deferred Tax Liabilities            68,392          45,769
                                  ----------      ----------
                                      89,625         119,534
                                  ----------      ----------
STOCKHOLDERS' EQUITY
  Common Stock - Par Value $1.00
    Per Share; Authorized, Issued
    and Outstanding, 1,200 Shares      1,200           1,200
  Additional Paid - In Capital       448,800         448,800
  Retained Earnings                5,592,320       2,843,047
                                 -----------      ----------
                                   6,042,320       3,293,047
                                 -----------      ----------
     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY        $14,048,452     $ 9,346,853
                                 ===========     ===========

The accompanying Notes to Financial Statements are an integral part of these financial statements.

STATEMENTS OF INCOME
HOMES OF LEGEND, INC.
FOR THE YEARS ENDED APRIL 26, 1996 AND APRIL 28, 1995

                              1996                    1995
                      --------------------- ---------------------
                        Amount   % of Sales    Amount  % of Sales
                      ---------- ---------- ---------- ----------
NET SALES             $82,466,215  100.00%  $53,775,139  100.00%

COST OF SALES          69,423,588   84.18    45,481,751   84.58
                     ------------  -------  -----------  -------
  Gross Profit         13,042,627   15.82     8,293,388   15.42
                     ------------  -------  -----------  -------
OPERATING EXPENSES
  General and
    Administrative      5,078,183    6.16     3,625,660    6.74
  Selling               1,182,339    1.43       715,915    1.33
  Warranty              2,538,355    3.08       976,163    1.82
                     ------------  -------  -----------  -------
                        8,798,877   10.67     5,317,738    9.89
                     ------------  -------  -----------  -------

OTHER INCOME (EXPENSE)
  Interest Income          96,335    0.12        51,337    0.09
  Interest Income-
    Related Party          49,206    0.06        30,410    0.06
  Miscellaneous Income     14,696    0.02        13,597    0.03
  Loss on Sale of Fixed
    Assets                (19,210)  (0.03)            -       -
  Interest Expense        (14,984)  (0.02)       (3,522)  (0.01)
                      -----------  -------  -----------  -------
                          126,043    0.15        91,822    0.17
                      -----------  -------  -----------  -------

  Income Before Income
    Taxes               4,369,793    5.30     3,067,472    5.70

INCOME TAX PROVISION    1,620,520    1.97     1,121,625    2.09
                      -----------  -------  -----------  -------

NET INCOME            $ 2,749,273    3.33   $ 1,945,847    3.61
                      ===========  ======   ===========   ======

The accompanying Notes to Financial Statements are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS
HOMES OF LEGEND, INC.
FOR THE YEARS ENDED APRIL 26, 1996 AND APRIL 28, 1995


                                         1996            1995
                                      ------------  ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net Income                          $ 2,749,273   $ 1,945,847
                                      ------------  ------------
  Adjustments to Reconcile
   Net Income to Net Cash
    Depreciation and Amortization         171,604        98,166
    Loss on Sale of Fixed Assets           19,210             -
  Changes in Assets and
   Liabilities
    Increase in Accounts Receivable    (2,289,897)   (1,319,987)
    Increase in Other Receivables        (113,199)      (48,246)
    Increase in Inventories              (524,165)     (411,562)
    Increase in Prepaid Expenses         (122,632)      (33,283)
    Increase in Deferred Tax Assets      (310,433)      (96,992)
    Increase in Deposits                     (100)       (3,085)
    (Increase) Decrease in Other
     Assets                                21,711       (21,711)
    Increase in Accounts Payable          947,752       232,057
    Increase (Decrease) in Corporate
     Income Taxes Payable                (375,995)      403,259
    Increase in Payroll Taxes Payable      89,071        74,446
    Increase in Accrued Salaries
     and Wages                             76,704       106,998
    Increase in Accrued Bonuses           119,955       321,375
    Increase in Accrued Volume
     Incentive                            468,214       368,635
    Increase in Accrued Warranty
     Expense                              665,241       230,959
    Increase in Accrued Sales
     Commissions                           26,591         8,272
    Decrease in Accrued Charitable
     Contributions                        (50,000)            -
    Increase in Accrued Environmental
     Liability                            100,000             -
    Increase (Decrease) in Other
     Accrued Expenses                     (75,117)      345,386
    Increase in Deferred Tax Liabilities   22,623        25,943
                                       -----------   -----------
      Total Adjustments                (1,132,862)      280,630
                                       -----------   -----------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES                            1,616,411     2,226,477
                                       -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                  (403,760)     (217,854)
  Investments in Certificates of
   Deposit                                (57,683)     (100,937)
  Net Borrowings on Notes Receivable-
   Related Parties                       (430,931)            -
  Net Borrowings on Notes Receivable-
   Other                                        -      (805,023)
  Repayments of Notes Receivable-Other      8,875       771,036
                                       -----------   -----------

NET CASH USED BY INVESTING ACTIVITIES    (883,499)     (352,778)
                                       -----------   -----------




CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowing on Note Payable                     -        38,033
  Repayments on Note Payable              (18,159)            -
  Repayments on Capitalized Lease
    Obligations                           (44,553)      (36,053)
                                       -----------   -----------
NET CASH PROVIDED (USED) BY FINANCING
  ACTIVITIES                              (62,712)        1,980
                                       -----------   -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS                             670,200     1,875,679

CASH AND CASH EQUIVALENTS - Beginning
  of Year                               2,759,687       884,008
                                      ------------  ------------
CASH AND CASH EQUIVALENTS - End
  of Year                             $ 3,429,887   $ 2,759,687
                                      ============  ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash Paid During the Year For:
    Income Taxes                      $ 2,284,325   $   789,415
    Interest                               14,984         3,522

The accompanying Notes to Financial Statements are in integral part of these financial statements.

STATEMENTS OF STOCKHOLDERS' EQUITY
HOMES OF LEGEND, INC.
FOR THE YEARS ENDED APRIL 26, 1996 AND APRIL 28, 1995



                            Additional
                  Common     Paid-In     Retained
                   Stock     Capital     Earnings    Total
                  -------   --------   ----------  ----------

BALANCE -
April 29, 1994    $ 1,200   $448,800   $  897,200  $1,347,200

Net Income              -          -    1,945,847   1,945,847
                  --------   --------  ----------  ----------

BALANCE -
April 28, 1995      1,200    448,800    2,843,047   3,293,047

Net Income              -          -    2,749,273   2,749,273
                  --------   --------  ----------  ----------

BALANCE -
April 26, 1996    $ 1,200   $448,800   $5,592,320  $6,042,320
                  =======   ========   ==========  ==========



The accompanying Notes to Financial Statements are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
HOMES OF LEGEND, INC.
APRIL 26, 1996 AND APRIL 28, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY
Homes of Legend, Inc., is organized for the purpose of producing manufactured housing. The Company was incorporated May 2, 1992, and has three plants in Boaz, Alabama.

FISCAL YEAR
The Company uses a 52-53 week accounting year ending on the Friday nearest April 30.

CASH AND CASH EQUIVALENTS
For purposes of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES
Inventories are valued at the lower of cost or market by the first-in, first-out method. Standard costing is used with price variances analyzed and recorded monthly. The cost elements of work-in-process are raw materials, direct labor and manufacturing overhead.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Additions and improvements that extend the life of an asset are capitalized. Expenditures for repairs and maintenance are charged against income. Depreciation is computed by the straight-line method, based on the estimated useful lives of individual assets.

INTANGIBLES
Organization costs consist of pre-production expenses and start-up cost to the Company and to prepare the plants for manufacturing. Amortization is computed by the straight-line method over sixty months.

WARRANTY EXPENSE
Homes manufactured by the Company are warranted against defects for one year after the date of retail sale.

CONCENTRATION OF CREDIT RISK
Accounts receivable represent amounts due from manufactured home dealerships and finance companies. As of April 26, 1996 and April 28, 1995, the Company's receivables were $5,572,604 and
$3,282,707, respectively.

RECLASSIFICATIONS
Certain reclassifications have been made to the 1995 financial statements to conform to classifications used in 1996. These reclassifications had no effect on net income or total stockholders' equity.

DEPOSITS
The Company maintains accounts in four financial institutions located in Boaz, Alabama and Albertville, Alabama. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 at each bank. At certain times, the Company has certain cash balances in excess of the insured amounts.


INCOME TAXES
Income taxes are provided for the effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciation methods, accrued warranty expense, accrued vacation expense, and inventory. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

BAD DEBTS
Bad debts are accounted for using the allowance method.  The
Company considers all accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
The Company considers the product sold upon completion of the product. Sales are invoiced and recorded on the books of the Company on the completion date. Therefore, there are no finished goods recorded on the financial statements.

NOTE 2 - NOTES RECEIVABLE - RELATED PARTY

SHORT TERM
The short-term note receivable - related party at April 26, 1996, consists of a $440,363 note receivable from Legend Realty, Inc., a related party, payable on demand. The note bears interest at 8.75%, and is unsecured.

LONG TERM
The long-term note receivable - related party at April 26, 1996, consists of a $200,000 note receivable dated April 1, 1994, from Legend Realty, Inc., a related party. The note is secured by an operating facility leased from Legend Realty, Inc., by the Company. The note is payable in monthly installments of $1,911, with the final installment due August 1, 2008. The note bears interest at the rate of 8% compounded monthly. The balance of the note was $179,465 at April 26, 1996.


NOTE 3 - NOTE RECEIVABLE - OTHER

The note receivable - other at April 26, 1996, consists of a $50,000 note receivable dated August 11, 1994, from a nonrelated business in Birmingham, Alabama. The note is unsecured and is payable in monthly installments of $1,014, with the final installment due August 11, 1999. The note bears interest at the rate of eight percent (8%) compounded monthly.

NOTE 4 - OPERATING LEASES

The Company leases its principal operating facilities. One facility (Plant 1), has been utilized since incorporation and is leased for $4,500 per month. The lease is a one-year lease with eight one-year renewal options. The lease contains a purchase option for $650,000 which may be elected at any time during the term of the lease, or the lease may be renewed with sixty days written notice to the lessor.

The Company leases another facility (Plant 2) under a lease agreement that commenced April 1, 1994, and requires minimum lease payments of $27,500 per month through July 1, 1997, and $15,000 per month from August 1, 1997, through December 1, 2003.

The Company opened a third operating facility (Plant 3) during the year ended April 26, 1996. The lease commenced March 29, 1995, and requires minimum lease payments of $17,000 per month through February 29, 2000, and $12,000 per month from March 29, 2000 through February 28, 2005.

The Company also leases storage space in another building. The lease commenced January 15, 1995, and requires minimum monthly lease payments of $4,782 for ten years.

Rent paid under these lease agreements totaled $645,384 and $403,128 for the years ended April 26, 1996 and April 28, 1995, respectively.

Plant 2, Plant 3, and the storage space are leased from Legend
Realty, Inc., a related party.

A schedule of future lease payments required under these leases for the years ending April 30 is as follows:

                    1997             $  645,384
                    1998                478,884
                    1999                441,384
                    2000                431,384
                    2001                381,384
                    Thereafter        1,247,190
                                     ----------

                                     $3,625,610
                                     ==========

The Company has other minor cancellable leases.

NOTE 5 - CAPITALIZED LEASE OBLIGATIONS

The Company leases equipment under three capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases, and, accordingly, they are recorded in the Company's assets and liabilities at the lesser of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Generally, assets under capital leases are purchased at the end of the lease term.

The following is an analysis of the leased assets included in property and equipment at April 26, 1996 and April 28, 1995:

                                        1996          1995
                                      ---------    ----------
     Machinery and Equipment          $153,173      $153,173
     Less Accumulated Amortization      18,049        11,387
                                      ---------    ----------

                                      $135,124      $141,786
                                      ========     =========

A schedule of future minimum rentals for leased property under the capitalized leases for the years ending April 30 is as follows:

                    1997              $ 39,001
                    1998                22,508
                                      --------
     Total Minimum Lease Payments       61,509
     Less Amount Representing
      Interest                          (5,099)
                                      ---------
                                      $ 56,410
                                      =========

The interest rates on the capitalized lease obligations range from 6% to 10.9% and are imputed based upon the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

NOTE 6 - BANK LINE OF CREDIT

The Company has been granted a $200,000 line of credit from First Bank of Boaz with a maximum maturity of twelve months and interest at two percent above New York prime. There were no outstanding draws on the line of credit as of April 26, 1996.
The line of credit is secured by the life insurance contracts of a stockholder.

NOTE 7 - NOTE PAYABLE

The note payable at April 26, 1996, consists of a note payable to First Bank of Boaz dated April 11, 1995. This note is payable in monthly installments of $1,737, including interest at nine percent (9%), beginning May 11, 1995, and ending April 11, 1997. The note is secured by vehicles with an approximate book value of $38,000.

Principal maturities for fiscal years ending April 30 are as follows:

                   1997            $   19,874


NOTE 8 - INCOME TAXES

The components of the income tax provision for the years ended
April 26, 1996 and April 28, 1995 are as follows:

                                        1996         1995
                                    -----------   -----------
     Federal Income Tax Expense     $1,731,434    $1,082,261
     State Income Tax Expense          176,896       110,413
                                    -----------   -----------
                                     1,908,330     1,192,674
     Deferred Income Tax Benefit      (287,810)      (71,049)
                                    -----------   -----------

                                    $1,620,520    $1,121,625
                                    ==========    ==========

Deferred income taxes result from timing differences in the recognition of income and expenses for income tax and financial reporting purposes. The primary sources of the timing differences relate to the difference in depreciation methods and lives for income tax and financial statement purposes, the deductions of certain accrued expenses for income tax and financial statement purposes, and inventory valuation procedures.

NOTE 9 - EMPLOYEE BENEFIT PLANS

Retirement Benefits

The Company implemented the Homes of Legend, Inc., 401(k) Retirement Plan on July 1, 1994. Under certain provisions of the Plan, the Company matches 25% of the employee's contribution.
All employees who have completed one year of service as of July 1, 1994, are eligible to participate in the Plan. Any employee who completes one year of service after July 1, 1994, will be eligible to participate in the Plan as of the first enrollment date, January 1 or July 1, following completion of said service with the Company. Total pension expense was $38,510 for the year ended April 26, 1996.

Health Benefits

During the year ended April 28, 1995, the Company began self-insuring health care benefits for eligible employees. Premiums are deducted from the employee's weekly wages. The weekly premiums are $36 for family coverage and $16 for single coverage. The Company then remits premiums into the plan. The total liability of the Company for the calendar year 1996 is limited to $15,000 per employee, with an aggregate limitation of $325,000 above the fixed costs of the plan. Expenses incurred under the plan were $484,081 for the year ended April 26, 1996.

The Company has recorded payables for claims of $153,535 pertaining to the year ended April 26, 1996. Other amounts incurred but not reported may exist, but are limited by the terms of the plan.


NOTE 10 - SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES

During the year ended April 28, 1995, the Company leased certain equipment under a capitalized lease obligation. The effect of this transaction on machinery and equipment and capitalized lease obligations was $63,750.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Under some agreements, the Company has commitments to repurchase manufactured homes that are not sold, for a percentage of the original sales price. The percentage decreases with time and varies among financing sources. No homes were repurchased during the year ended April 26, 1996.

The Company has accrued a liability of $100,000 for future environmental cleanup costs based on the best available estimates at this time. However, the exact amount of future environmental cleanup costs cannot be determined and may exceed the estimated amount.

The Company has certain ongoing litigation, of which the ultimate outcomes are undeterminable at this time.

NOTE 12 - SUBSEQUENT EVENT

Subsequent to April 26, 1996, all of the outstanding stock of the Company was purchased by HLI Acquisition Corporation, Inc. (a Michigan Corporation)(a wholly owned subsidiary of Champion Enterprises, Inc.). The Company was then merged with HLI Acquisition Corporation, Inc., as the surviving corporation. HLI Acquisition Corporation, Inc., simultaneously changed its name to Homes of Legend, Inc. (a Michigan Corporation). The merger became effective April 27, 1996.

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Short-Term Note Receivable
The carrying amount reflected in the balance sheet for the short-term note receivable approximates the fair value due to the expected short term payment of the note.

Long-Term Notes Receivable
The fair value of long-term notes receivable, calculated using current rates for notes with similar maturities, approximates their carrying amount.

Long-Term Debt
The fair value of long-term debt, calculated using current rates for loans with similar maturities, approximates their carrying amount.

                   LEGEND REALTY, INC.
                     Boaz, Alabama



                  FINANCIAL STATEMENTS
                     April 25, 1996


            McGRIFF, DOWDY & ASSOCIATES, P.C.
               Certified Public Accountants
                 Albertville, Alabama

                               CONTENTS
                               --------
                                                          Page
                                                          ----


   INDEPENDENT AUDITORS' REPORT...........................  1

   BALANCE SHEET..........................................2-3

   STATEMENT OF INCOME....................................  4

   STATEMENT OF CASH FLOWS ...............................  5

   STATEMENT OF STOCKHOLDERS' EQUITY......................  6

   NOTES TO FINANCIAL STATEMENTS..........................7-10

McGriff, Dowdy & Associates, P.C.
Certified Public Accountants
203 South Hambrick Street
P.O. Box 1188
Albertville, Alabama 35950
(205)878-5548
Fax (205)878-8474



Board of Directors
Legend Realty, Inc.
Boaz, Alabama

               INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Legend Realty, Inc., (an S-corporation) as of April 25, 1996, and the related statements of income, cash flows, and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legend Realty, Inc., as of April 25, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ McGriff, Dowdy & Associates, P.C.

June 21, 1996

BALANCE SHEET
LEGEND REALTY, INC.
APRIL 25, 1996


                        ASSETS
                        ------

CURRENT ASSETS
    Cash                                        $   5,088
    Rent Receivable                                 9,000
                                                ---------
                                                   14,088
                                                ---------


PROPERTY AND EQUIPMENT
    Land                                          212,849
    Buildings and Equipment                     2,084,710
                                                ----------

                                                2,297,559
    Less Accumulated Depreciation                 (81,913)
                                                ---------
                                                2,215,646
                                                ---------

OTHER ASSETS

    Deposits                                        2,520
    Bond Issue Costs, Net of Accumulated
      Amortization of $14,054                      40,252
                                                  --------

                                                   42,772
                                                 --------

          TOTAL ASSETS                         $2,272,506
                                               ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------


CURRENT LIABILITIES
  Short-Term Note Payable -Related Party         $  440,363
  Current Portion of Capitalized Lease
   Obligations                                      400,635
  Current Portion of Long-Term Debt                  46,262
  Accrued Interest Payable                           43,087
  Accrued Legal Fees                                 36,996
                                                  ---------
                                                    967,343
                                                  ---------

LONG-TERM LIABILITIES
  Capitalized Lease Obligation, Less
   Current Maturities                               674,077
  Long-Term Debt, Less Current Maturities           340,530
                                                  ---------
                                                  1,014,607
                                                  ---------

STOCKHOLDERS' EQUITY

  Common Stock-Par Value $1 per share;
   Authorized, Issued and Outstanding,
   1,200 Shares                                       1,200
  Additional Paid-In Capital                          2,800
  Retained Earnings                                 286,556
                                                   --------
                                                    290,556
                                                   --------

         TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                    $2,272,506
                                                ===========



        The accompanying Notes to Financial Statements are an integral part of these financial statements.

STATEMENT OF INCOME
LEGEND REALTY, INC.
FOR THE YEAR ENDED APRIL 25, 1996




RENTAL INCOME                                   $621,367
                                               ---------

OPERATING EXPENSES
  Depreciation                                    55,168
  Legal and Accounting Fees                       58,406
  Amortization                                    10,121
  Taxes and Licenses                                 343
                                                 -------
                                                 124,038
                                                 -------

        Income from Operations                   497,329
                                                 -------

OTHER EXPENSE
  Interest                                      (129,467)
  Interest-Related Party                         (49,206)
                                                ---------
                                                (178,673)
                                                ---------

NET INCOME                                      $318,656
                                                =========



         The accompanying Notes to Financial Statements are an integral part of these financial statements.

STATEMENT OF CASH FLOWS
LEGEND REALTY, INC.
FOR THE YEAR ENDED APRIL 25, 1996



CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                     $  318,656
                                                   --------
  Adjustments to Reconcile Net Income to Net Cash
    Depreciation and Amortization                    65,289
  Changes in Assets and Liabilities
    Increase in Rent Receivable                      (2,500)
    Increase in Accrued Interest Payable             34,831
    Increase in Accrued Legal Fees                   36,996
    Decrease in Accrued Accounting Fees              (6,499)
    Decrease in Payroll Taxes Payable                (2,000)
    Decrease in Corporate Income Tax Payable        (26,276)
                                                    --------
         Total Adjustments                           99,841
                                                    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES           418,497
                                                    --------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of Land, Buildings and Equipment        (412,403)
                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings from Related Party                     440,363
  Payments on Stockholder Loan                      (24,000)
  Payments on Long-Term Debt                        (34,499)
  Payments on Capitalized Lease Obligation         (296,898)
  Dividends                                        (125,000)
                                                    --------
NET CASH USED BY FINANCING ACTIVITIES               (40,034)
                                                    --------

DECREASE IN CASH AND CASH EQUIVALENTS               (33,940)

CASH AND CASH EQUIVALENTS-Beginning of Year          39,028
                                                    --------
CASH AND CASH EQUIVALENTS-End of Year              $  5,088
                                                   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash Paid During the Year For:
   Interest                                       $ 143,842
   Income Taxes                                      26,760

The accompanying Notes to Financial Statements are an integral part of these financial statements.

STATEMENT OF STOCKHOLDERS' EQUITY
LEGEND REALTY, INC.
FOR THE YEAR ENDED APRIL 25, 1996

                                 Additional
                        Common    Paid-In     Retained
                         Stock    Capital     Earnings    Total
                        ------   ---------    --------  --------

BALANCE -
April 28, 1995        $  1,200     $ 2,800   $ 137,900  $141,900

Net Income                 -            -      318,656   318,656

Dividends                  -            -     (170,000) (170,000)
                        -------     ------     -------- --------

BALANCE -
April 25, 1996        $  1,200     $ 2,800   $ 286,556  $290,556
                        ======      ======     =======  ========









         The accompanying Notes to Financial Statements are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
LEGEND REALTY, INC.
APRIL 25, 1996


NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

The Company was incorporated April 4, 1994, as a real estate rental company.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Additions and improvements that extend the life of an asset are capitalized. Depreciation is computed by the straight-line and accelerated methods, based on the estimated useful lives of individual assets.

CASH AND CASH EQUIVALENTS

For the purpose of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

BOND ISSUE COSTS

Bond issue costs associated with the issuance of Industrial
Development Bonds are being amortized over the life of the bond issue using the straight-line method.

INCOME TAXES

In 1994 the Company, with the consent of its stockholders, elected effective for the year beginning January 1, 1995, to have its income taxed under Section 1362 of the Internal Revenue Code and similar provisions of the Code of Alabama which provide that the stockholders are taxed on their proportionate shares of the Company's taxable income in their individual income tax returns. As such, no provision for federal or State of Alabama corporate income taxes is recognized for the year ended April 25, 1996.


DEPOSITS

The Company maintains a bank account at a local bank in Boaz, Alabama, which is insured by the Federal Deposit Insurance Corporation for a total of $100,000. At certain times the Company's balances exceed insured amounts and are uninsured.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING YEAR

The Company maintains its books on a calendar year basis.
However, these statements are presented for the twelve-month period ended April 25, 1996, because of the subsequent sale of the assets of the Company (see Note 7).

NOTE 2-CAPITALIZED LEASE OBLIGATIONS

The Company has three capitalized lease obligations with the Industrial Development Board of the City of Boaz, Alabama. The aggregate monthly payments totaled $29,240 per month during the year, with interest rates ranging from 7.5% to 9.5%. The agreements are secured by land and buildings with a net book value of $2,032,491 at April 25, 1996. This property also serves as collateral for a long-term note payable to Homes of Legend, Inc, a related party (see Note 5). One of the obligations requires a compensating balance to remain at Compass Bank equal to the outstanding principal balance. The compensating balance is maintained by Homes of Legend, Inc., a related party. The required compensating balance at April 25, 1996, was $745,321.

Future minimum lease payments under the capital lease obligations, together with the present value of minimum lease payments for the years ending April 25, are as follows:

              1997              $   472,434
              1998                  264,775
              1999                  195,555
              2000                  195,555
              2001                  114,498
                                 ----------
                                  1,242,817

      Less amount representing
         interest                  (168,105)
                                 ----------




      Present value of minimum
         lease payments         $ 1,074,712
                                 ==========


NOTE 3-LONG-TERM DEBT

Long-term debt consisted of the following at April 25, 1996:

Note payable to Homes of Legend, Inc.,
a related party-original amount of
$200,000 payable in monthly installments
of $1,911, including interest at 8%;
through April 2009. Secured by real property
with a book value of $1,009,980. This
property also serves as collateral on a
capitalized lease obligation (See Note 2).         $179,465

Note payable to The Home Bank-original amount
of $152,000 payable in monthly installments of
$3,782, including interest at 9%; through
December 1998. Secured by real property with
a book value of $184,162.                           107,327

Note payable to The Home Bank-original amount
of $100,000 payable in one payment on March 3,
1996, with interest at 7.5%. Management has
negotiated an agreement with The Home Bank
to renew this note in March 1996 with maturity
on the renewed note as March 3, 1997. This note
is secured by $100,000 of Certificates of Deposit
owned by Homes of Legend, Inc, a related party.     100,000
                                                    -------
                                                   $386,792
                                                   ========

A schedule of principal maturities of long-term debt for the years ending April 25 is as follows:

         1997                       $   46,262
         1998                          150,380
         1999                           39,726
         2000                           11,311
         2001                           12,249
         2002-2009                     126,864
                                     ---------
                                    $  386,792
                                     =========

NOTE 4-SHORT-TERM NOTE PAYABLE

The short-term note payable at April 25, 1996, consists of a note to Homes of Legend, Inc., a related party. The note bears interest at 8.75% and is payable on demand. The note is unsecured.

NOTE 5-RELATED PARTIES

The Company received 96% of its rental income for the year ended
April 25, 1996, from Homes of Legend, Inc., a related party with common ownership and management.

NOTE 6-SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING AND
FINANCING ACTIVITIES

During the year ended April 25, 1996, the Company exchanged a note payable to Compass Bank for a capitalized lease obligation to the Industrial Development Board of Boaz, Alabama. The transactions are summarized as follows:

         Capitalized Lease Obligation              $800,000
         Long-Term Debt                            (800,000)

During the year ended April 25, 1996, the Company distributed land with an estimated value of $45,000 to the shareholders. The fair market value was approximately the same as the carrying value on the books of the Company. No gain or loss was recognized. The transactions are summarized as follows:

         Retained Earnings                         $ 45,000
         Land                                       (45,000)

NOTE 7-SUBSEQUENT EVENTS

Subsequent to April 25, 1996, substantially all of the assets of the Company were sold and the name of the Company was changed to Double B, Inc.

NOTE 8-DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Short-Term Note Payable

The carrying amount reflected in the balance sheet for the short-term note payable approximates the fair value due to the expected short term payment of the note.

Long-Term Debt

The fair value of long-term debt, calculated using current rates for loans with similar maturities approximates their carrying amount.


                    CHAMPION ENTERPRISES, INC.
                         AND SUBSIDIARIES
                 PRO FORMA FINANCIAL INFORMATION

                   Unaudited Pro Forma Combined
                 Balance Sheet and Notes Thereto

Set forth below are the respective historical balance sheets of Champion Enterprises, Inc. and Subsidiaries (Champion), Homes of Legend, Inc. (Legend), Legend Realty, Inc. (Realty) and the pro forma combined position at March 30, 1996. Grand Manor, Inc. (Grand Manor), acquired March 29, 1996, is included in Champion's historical balance sheet. The presentation reflects (i) the purchase of all assets and the assumption of certain liabilities of Legend and Realty and (ii) the combined purchase price of $28 million, the cash portion of which was funded from available cash and bank borrowings. The pro forma combined balance sheet should be read in conjunction with the historical financial statements of Champion, Legend and Realty and the pro forma combined statements of income included with this amendment. The pro forma financial statements include allocations of the purchase price to assets and liabilities based on a preliminary review of the respective fair values. Final allocations will be made based upon independent appraisals, valuations and other studies which will be conducted. The pro forma information set forth below is not necessarily indicative of the future financial position or the financial position that would have been reported had the transaction been completed on March 30, 1996.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 30, 1996
(In thousands)

        ASSETS
                                Legend    Pro forma
                                  and     adjustments     Pro
forma
                      Champion   Realty  Debit    Credit
Combined
                     ---------  ------   -----    ------
- ---------
CURRENT ASSETS:
Cash and cash
 equivalents         $11,002   $3,447 $12,500(A) $15,947(C)
$11,002
Accounts receivable,
 trade                52,333    5,544       0          0
57,877
Inventories           43,988    2,334       0          0
46,322
Deferred taxes and
 other                12,516    1,138       0          0
13,654
                    --------  ------- -------    -------
- --------
Total current
 assets              119,839   12,463  12,500     15,947
128,855
                    --------  ------- -------    -------
- --------
PROPERTY AND
 EQUIPMENT, NET       46,656    3,391   3,746(G)       0
53,793

GOODWILL, NET         89,448        0  17,529(H)       0
106,977

OTHER ASSETS           6,307      101   2,074(I)       0
8,482
                    --------  ------- -------    -------
- --------
Total assets        $262,250  $15,955 $35,849    $15,947
$298,107
                    ========  ======= =======    =======
========

LIABILITIES AND
 SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable to
 bank                $19,700      $0   $2,267(D) $12,500(B)
$29,933
Accounts payable      39,017   3,793        0          0
42,810
Other accrued
 liabilities          61,498   5,252      425(E)   1,896(J)
68,221
                    -------- -------  -------    -------
- --------
Total current
 liabilities         120,215   9,045    2,692     14,396
140,964
                    -------- -------  -------    -------
- --------
LONG-TERM
 LIABILITIES          21,988     863      755(F)  15,000(K)
37,096

SHAREHOLDERS' EQUITY:
Common stock          15,349       2        2(L)       0
15,349
Capital in excess
 of par value         29,823     452      452(M)       0
29,823
Retained earnings     75,834   5,593    5,593(N)       0
75,834
Foreign currency
 translation
 adjustments            (959)      0        0          0
(959)
                      -------- -------  -------   -------
- --------
Total shareholders'
 equity              120,047   6,047    6,047          0
120,047
                    -------- -------  -------    -------
- --------
Total liabilities
 and shareholders'
 equity             $262,250 $15,955   $9,494    $29,396
$298,107
                    ======== =======  =======    =======
========

See accompanying Notes to Unaudited Pro Forma Consolidation
Balance Sheet.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

Note 1:  Pro forma Adjustments to the Balance Sheet

The total purchase price and fair value of net assets acquired as of March 30, 1996 to record the acquisition of Legend and Realty are summarized as follows (in thousands):

Purchase price                                            $26,000

Estimated acquisition and other costs                         250

Value of stock options granted to former owners               146

Adjustments to conform accounting policies:
  Additional warranty accruals                    $1,000
  Additional legal and environmental reserves      1,000
  Other reserves and contingencies                 1,000
  To record net deferred tax assets               (1,150)
                                                  -------
  Total adjustments                                         1,850
                                                          -------
Total purchase price to allocate to net
  assets acquired                                         $28,246
                                                          =======

Net assets acquired:
  Fair value of net assets of Legend                      $ 5,717
  Fair value of net assets of Realty                        4,000
  Non-compete agreements                                    1,000
                                                          -------
                                                           10,717
Excess of purchase price over the fair value
  of net assets acquired, recorded as goodwill             17,529
                                                          -------
                                                          $28,246
                                                          =======

1. To record the borrowing of funds to finance the Legend and Realty acquisitions:

                                                Dr.(Cr.)
                                                --------
    Cash                                         $12,500 (A)
    Notes payable to bank                        (12,500)(B)
                                                --------
                                                      $0
                                                ========

2. To record use of cash acquired to reduce long-term debt assumed from Realty and reduce bank borrowings used to finance the acquisitions:

                                                 Dr.(Cr.)
                                                 --------
    Cash                                         ($3,447)(C)
    Notes payable to bank                          2,267 (D)
    Other accrued liabilities                        425 (E)
    Long-term liabilities                            755 (F)
                                                 --------
                                                      $0
                                                 ========

3.  To record acquisition of Legend and Realty, eliminate Legend and Realty shareholders' equity and allocate the purchase price:

                                                       Dr.(Cr.)
                                                      ---------
    Cash (purchase of Legend and Realty)             ($12,500)(C)
    Property and equipment                              3,746 (G)
    Goodwill (excess of purchase price over
      fair value of Legend and Realty net assets
      acquired)                                        17,529 (H)


    Other assets
      Non-compete agreement                 $1,000
      Deferred tax asset                     1,150
      Deferred costs                           (76)     2,074 (I)
                                            -------
    Other accrued liabilities
      Deferred purchase price                (1,500)
      Acquisition costs                        (250)
      Value of stock option grants             (146)   (1,896)(J)
                                             -------
    Other long-term liabilities
      Deferred purchase price               (12,000)
      Warranty accrual                       (1,000)
      Legal and environmental reserves       (1,000)
      Other reserves and contingencies       (1,000)  (15,000)(K)
                                           --------
    Common stock                                            2 (L)
    Paid in capital                                       452 (M)
    Retained earnings                                   5,593 (N)
                                                     --------
                                                           $0
                                                     ========

                    CHAMPION ENTERPRISES, INC.
                         AND SUBSIDIARIES
                 PRO FORMA FINANCIAL INFORMATION

                   Unaudited Pro forma Combined
              Statement of Income and Notes Thereto

Set forth below are the respective historical statements of income of Champion Enterprises, Inc. and Subsidiaries (Champion), Homes of Legend, Inc. (Legend), Legend Realty, Inc. (Realty) and the pro forma combined statement of income for the year ended December 30, 1995, as if the transaction had been completed as of January 1, 1995. Grand Manor, Inc.(Grand Manor), acquired March 29, 1996, is also included in this pro forma statement of income as though it were acquired on January 1, 1995. The presentation reflects the purchase of all assets and the assumption of certain liabilities of Legend, Realty and Grand Manor. This pro forma combined statement of income should be read in conjunction with the historical financial statements of Champion, Legend and Realty and the pro forma combined balance sheet and pro forma combined statement of income for the 13 weeks ended March 30, 1996 included with this amendment. This pro forma combined statement of income is not necessarily indicative of future earnings or earnings that would have been reported for the period indicated had the transactions been completed at January 1, 1995.

The historical financial statements of Legend for the year ended December 30, 1995 include executive bonus expense of $2.7 million under arrangements that were discontinued upon the acquisition by Champion. Under new arrangements entered into in connection with the acquisition, executive bonus expense for the first year of operations subsequent to the acquisition is estimated to be in the range of $1.2 million to $1.5 million.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 30, 1995
(In thousands, except per share amounts)


                                 Homes of     Legend      Grand
                                  Legend,     Realty,     Manor,  Pro forma       Pro forma
                      Champion     Inc.        Inc.        Inc.   Adjustments      Combined
                      --------   ---------   --------     ------- -----------     ---------
Net sales             $797,871     $69,678       $0       $22,123        $0        $889,672
                      --------     -------    ------      -------   -------        --------
Cost of sales          679,732      60,660     (491)       19,087       120(A)      759,108
Selling, general and
administrative expenses 63,186       5,767        0           914       925(B)       70,792
                      --------     -------    ------      -------   -------        --------
                       742,918      66,427     (491)       20,001     1,045         829,900
                      --------     -------    ------      -------   -------        --------
Operating income        54,953       3,251      491         2,122    (1,045)         59,772

Other income (expense):
  Interest income          810          95        0             0      (190)(C)         715
  Interest expense      (2,313)          0     (162)          (28)   (1,700)(D)      (4,203)
                      --------     -------    ------      -------   -------        --------
Income before income
    taxes               53,450       3,346      329         2,094    (2,935)         56,284
Income taxes            21,200       1,250        0             0      (150)(E)      22,300
                      --------     -------    ------      -------   -------        --------
Net income             $32,250      $2,096     $329        $2,094   ($2,785)        $33,984
                      ========     =======    ======      =======   =======        ========

Income per share         $2.02                                        $0.11           $2.13
                      ========                                      =======        ========
Weighted average
shares outstanding      15,963                                           15          15,978
                      ========                                      =======        ========
Pro forma per share
  amounts adjusted
  for two-for-one
  stock split effective
  May 31, 1996           $1.01                                        $0.05           $1.06
                      ========                                      =======        ========

       See accompanying Notes to Unaudited Pro Forma Consolidated
Statement of Income.

Notes to Unaudited Pro Forma Consolidated Statement of Income


Note 1: Pro forma Adjustments to Statement of Income

(In thousands)                                            DR (CR)
                                                        ---------
1.  Depreciation of additional cost assigned to
    buildings                                           $120 (A)

2.  Amortization of non-compete agreements over
    42 months                                            280 (B)

3.  Amortization of goodwill over 40 years               645 (B)

4.  To adjust interest income to record the use
    of cash to fund the acquisitions                     190 (C)

5.  To adjust interest expense for borrowings
    to fund the acquisitions                           1,700 (D)
                                                       ------
    Total adjustments to income before income tax      2,935

6.  To accrue income taxes on income of Grand Manor
    and Realty and record the tax benefit of pro
    forma adjustments                                   (150)(E)
                                                      -------
           Total adjustments to Statement of Income   $2,785
                                                      =======

Note 2: Income Taxes

The pro forma provision for income taxes has been calculated on a consolidated basis as if the transactions had been completed on January 1, 1995. The difference between taxes provided for financial reporting purposes and expected charges at the U.S. federal statutory rate is principally due to state taxes, net of the federal tax benefit, and higher rates on earnings of foreign operations.


Note 3: Earnings Per Share

Pro forma earnings per share is based on the average number of shares outstanding during the period including options issued to executives of the acquired companies under stock option agreements entered into upon the acquisitions.


Note 4: Stock Split

On April 29,1996 the Board of Directors approved a two-for-one split of Champion's common stock effective May 31,1996 to holders of record on May 16, 1996.

                    CHAMPION ENTERPRISES, INC.
                         AND SUBSIDIARIES
                 PRO FORMA FINANCIAL INFORMATION

                   Unaudited Pro forma Combined
              Statement of Income and Notes Thereto

Set forth below are the respective historical statements of income of Champion Enterprises, Inc. and Subsidiaries (Champion),
Homes of Legend, Inc. (Legend), Legend Realty, Inc. (Realty) and the pro forma combined statement of income for the 13 weeks ended
March 30, 1996, as if the transaction had been completed as of December 31, 1995. Grand Manor, Inc. (Grand Manor), acquired
March 29, 1996, is also included in this pro forma statement of income as though it were acquired on December 31, 1995. The presentation reflects the purchase of all assets and the assumption of certain liabilities of Legend, Realty and Grand Manor. The pro forma combined statement of income should be read in conjunction with the historical financial statements of Champion, Legend and Realty and the pro forma combined balance sheet and pro forma combined statement of income for the year ended December 30, 1995 included with this amendment. The pro forma combined statement of income is not necessarily indicative of future earnings or earnings that would have been reported for the period indicated had the transactions been completed at December 31, 1995.

The historical financial statements of Legend for the 13 weeks ended March 30, 1996 include executive bonus expense of $600,000 under arrangements that were discontinued upon the acquisition by Champion. Under new arrangements entered into in connection with the acquisition, annual executive bonus expense for the first year of operations subsequent to the acquisition is estimated to be in the range of $1.2 million to $1.5 million.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
13 WEEKS ENDED MARCH 30, 1996
(In thousands, except per share amounts)
                                 Homes of     Legend      Grand
                                  Legend,     Realty,     Manor, Pro forma       Pro forma
                    Champion       Inc.        Inc.        Inc.  Adjustments      Combined
                    --------     -------     -------      ------ -----------     ---------
Net sales           $192,983     $20,195         $0       $6,334       $0         $219,512
                    --------     -------     -------      ------  -------         --------
Cost of sales        164,030      17,660       (134)       5,329       30(A)       186,915
Selling, general and
  administrative
  expenses            16,209       1,603          0          246      231(B)        18,289
                    --------     -------     -------      ------  -------         --------
                     180,239      19,263       (134)       5,575      261          205,204
                    --------     -------     -------      ------  -------         --------
Operating income      12,744         932        134          759     (261)          14,308

Other income (expense):
  Interest income        149          42          0            0      (30) (C)         161
  Interest expense      (338)          0        (43)          (6)    (380) (D)        (767)
                    --------     -------     -------      ------  -------         --------
Income before
  income taxes        12,555         974         91          753     (671)          13,702

Income taxes           4,800         360          0            0      140 (E)        5,300
                    --------     -------     -------     -------  -------         --------
Net income            $7,755        $614        $91         $753    ($811)          $8,402
                    ========     =======     =======     =======  =======         ========

Income per share       $0.47                                        $0.04            $0.51
                    ========                                      =======         ========
Weighted average
  shares
  outstanding         16,395                                           15           16,410
                    ========                                      =======         ========

Pro forma per share
  amounts adjusted
  for two-for-one
  stock split effective
  May 31, 1996         $0.24                                        $0.02            $0.26
                    ========                                      =======         ========
See accompanying Notes to Unaudited Pro Forma Consolidated
Statement of Income.

Notes to Unaudited Pro Forma Consolidated Statement of Income

Note 1: Pro forma Adjustments to Statement of Income

(In thousands)                                            DR (CR)
                                                       --------
1.  Depreciation of additional cost assigned
    to buildings                                         $30 (A)

2.  Amortization of non-compete agreements over
    42 months                                             70 (B)

3.  Amortization of goodwill over 40 years               161 (B)

4.  To adjust interest income to record the use
    of cash to fund the acquisitions                      30 (C)

5.  To adjust interest expense for borrowings to
    fund the acquisitions                                380 (D)
                                                       -----
    Total adjustments to income before income tax        671

6.  To accrue income taxes on income of Grand
    Manor and Realty and record the tax benefit
    of pro forma adjustments                             140 (E)
                                                       -----
           Total adjustments to Statement of Income     $811
                                                       =====

Note 2: Income Taxes

The pro forma provision for income taxes has been calculated on a consolidated basis as if the transactions had been completed on December 31, 1995. The difference between taxes provided for financial reporting purposes and expected charges at the U.S. federal statutory rate is principally due to state taxes, net of the federal tax benefit, and higher rates on earnings of foreign operations.


Note 3: Earnings Per Share

Pro forma earnings per share is based on the average number of shares outstanding during the period including options issued to executives of the acquired companies under stock option agreements entered into upon the acquisitions.


Note 4: Stock Split

On April 29, 1996 the Board of Directors approved a two-for-one split of Champion's common stock effective May 31, 1996 to holders of record on May 16, 1996.